Exhibit 10.21

TRIBUNE COMPANY
2013 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made by and between Tribune Media Company, a Delaware corporation (the “Company”), and the undersigned Participant, and is dated as of _______ (the “Date of Grant”). Pursuant to this Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below, each of which represents an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant upon settlement one share of Class A Common Stock (“Common Stock”) of the Company (or cash equal to the Fair Market Value thereof) as set forth herein. The RSUs awarded to the Participant hereby are subject to all of the terms and conditions set forth in this Agreement as well as all of the terms and conditions of the Tribune Company 2013 Equity Incentive Plan (as amended from time to time in accordance with the terms thereof, the “Plan”), all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:
Number of RSUs:

1.
Vesting Schedule; Restricted Period. The Restricted Period of an RSU shall begin on the Grant Date and end on its applicable Vesting Date. Provided that the Participant has not undergone a termination of service with the Company and its Affiliates prior to the applicable Vesting Date, the RSUs shall vest and become Released Units as follows:

Vesting Date	Released Units

2.	Settlement.
(a)Delivery of Shares or Cash. As soon as practicable following the applicable Vesting Date (but in no event later than the next regular payroll date of the Company following such Vesting Date), the Company shall issue or transfer to the Participant, or cause to be issued or transferred to the Participant, one share of Common Stock in respect of each RSU that became a Released Unit as of such Vesting Date; provided, however, that in accordance with Section 9(e)(ii) of the Plan, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of Released Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the applicable Vesting Date less an amount equal to all federal, state, local, and non-U.S. income and employment taxes required to be withheld.
(b)Shares Received Upon Settlement. Shares of Common Stock received upon Settlement of an RSU shall remain subject to the terms of the Plan and this Agreement.
(c)Tax Withholding. In connection with any settlement of RSUs hereunder, the Participant will be required to satisfy applicable withholding tax obligations as provided in Section 15(d) of the Plan. For the avoidance of doubt, the Participant must receive prior written approval of the Committee to use any method for the payment of tax withholding other than in immediately available funds in U.S. dollars.
(d)Compliance with Laws. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Common Stock hereunder as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock hereunder in compliance with applicable laws, rules, and regulations.

3.Forfeiture. All RSUs that have not become Released Units shall terminate and be forfeited for no consideration upon a termination of the Participant’s service with the Company and its Affiliates prior to the applicable Vesting Date.

4.Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to the RSUs unless and until (a) the RSUs shall have been settled in Common Stock pursuant to the terms herein, (b) the Company shall have issued and delivered to the Participant the Common Stock hereunder, and (c) the Participant’s name shall have been entered as a stockholder of record with respect to such Common Stock on the books of the Company. The Common Stock issued upon any settlement of RSUs hereunder shall be registered in the Participant’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Common Stock delivered to the Participant shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate. This Agreement does not confer upon the Participant any right to continue as an employee or service provider of the Company or any Affiliate.

5.Representations and Warranties of Participant. The Participant hereby makes the following acknowledgements, representations, and warranties to the Company:
(a)Stock Not Registered. The Participant understands that the Common Stock subject to the RSUs has not been registered under the Securities Act or qualified under any state securities laws and that it is being offered pursuant to an exemption from such registration and qualification based in part upon the Participant’s representations contained herein.
(b)No Arrangements to Sell. Except as specifically provided herein or in the Plan, the Participant has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge all or any portion of his Common Stock and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement.
(c)RSUs Not Transferable. The Participant understand that the RSUs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise).
(d)Restricted Securities. The Participant has been informed that the shares of Common Stock subject to the RSUs are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Common Stock are first registered under the federal securities laws or unless an exemption from such registration is available.
(e)No Resale. The Participant is prepared to hold the shares of Common Stock subject to the RSUs for an indefinite period and is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Common Stock from the registration requirements of the Securities Act.

6.Restrictive Covenants.
(a)    Non-Solicitation and Non-Interference. The Participant agrees that during the Participant’s employment with the Company and for twelve (12) months after the date on which such employment with the Company ends for any or no reason (whether terminated by the Participant or by the Company), except as required in the performance of any duties for the Company, the Participant will not: (i) employ, either directly or indirectly, or assist any other person or entity in employing any person previously employed by the Company or any of its affiliates unless at such time such person is not then and has not been employed by the Company or any of its subsidiaries, business units, or other affiliates for at least six (6) months, or in any way solicit, entice, persuade or induce, either directly or indirectly, any person to terminate or refrain from renewing or extending his or her employment with the Company or any of its subsidiaries, business units, or other affiliates; or (ii) intentionally interfere with the relationship of the Company with any person or entity who or which is a customer, client, supplier, developer, subcontractor, licensee or licensor or other business relation of the Company, or assist any other person or entity in doing so.
(b)    Confidential Information. As a consequence of the Participant’s employment by the Company, the Participant will be privy to the highest level of confidential and proprietary business information of the Company and its affiliates, not generally known by the public or within the industry and which, thereby, gives the Company and its affiliates a competitive advantage and which has been the subject of reasonable efforts by the Company and its affiliates to maintain such confidentiality. Except as required by law or as expressly authorized by the Company in furtherance of any employment duties, the Participant shall not at any time, during the Participant’s employment with the Company or thereafter, directly or indirectly use, disclose, or take any action which may result in the use or disclosure of, any Confidential Information. “Confidential Information” as used in this Agreement, includes all non-public confidential competitive, pricing, marketing, proprietary and other information or materials relating or belonging to the Company or any of its affiliates (whether or not reduced to writing), including without limitation all confidential or proprietary information furnished or disclosed to or otherwise obtained by the Participant in the course of the Participant’s employment, and further includes without limitation: computer programs; patented or unpatented inventions, discoveries and improvements; marketing, organizational, operating and business plans; strategies; research and development; policies and manuals; sales forecasts; personnel information (including without limitation the identity of Company employees, their responsibilities, competence and abilities, and compensation); medical information about employees; pricing and nonpublic financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions, investments or divestitures; and information concerning purchases of major equipment or property. Confidential Information does not include information that lawfully is or becomes generally and publicly known outside of the Company and its affiliates other than through the Participant’s breach of this Agreement or breach by any person of some other obligation. Nothing herein prohibits the Participant from disclosing Confidential Information as legally required pursuant to a validly issued subpoena or order of a court or administrative agency of competent jurisdiction, provided that the Participant shall first promptly notify the Company if the Participant receives a subpoena, court order or other order requiring any such disclosure, to allow the Company to seek protection therefrom in advance of any such legally compelled disclosure.

7.	General.
(a)Employment Agreement. This Agreement and the terms and conditions of the RSUs are subject to any provisions concerning restricted stock units in any employment agreement in effect from time to time between the Participant and the Company or an Affiliate that has been approved by the Board or a committee thereof and that was entered into after December 31, 2012, which provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and any terms or provisions of such employment agreement concerning restricted stock units, the applicable terms and provisions of such employment agreement will govern and prevail.
(b)Delivery of Documents. The Participant agrees that the Company may deliver by email all documents relating to the Plan or the RSUs (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email or such other reasonable manner as then determined by the Company.
(c)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(d)Entire Agreement. Except as otherwise provided in Section 7(a) above, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(e)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
[Remainder of page intentionally left blank; signature page to follow]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE RESTRICTED STOCK UNITS UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE AGREEMENT AND THE PLAN.
Tribune Media Company

By:	_______________________________
Name:
Title:

Accepted and Agreed by the Participant:

_______________________________

[Signature Page to Restricted Stock Unit Agreement]

5